UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 5, 2008

DOMINION RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 TREDEGAR STREET RICHMOND, VIRGINIA	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Exhibit 100 to this Current Report on Form 8-K consists of documents formatted in Extensible Business Reporting Language (XBRL) containing certain financial information from the Annual Report on Form 10-K of Dominion Resources, Inc. (Dominion) for the year ended December 31, 2007, filed with the Securities and Exchange Commission (SEC) on February 28, 2008. The information includes the (i) Consolidated Statements of Income, (ii) Consolidated Balance Sheets, (iii) Consolidated Statements of Common Shareholders’ Equity and Comprehensive Income, and (iv) Consolidated Statements of Cash Flows.

Users of this data are advised pursuant to Rule 401 of Regulation S-T that the financial information contained in the XBRL-Related Documents is unaudited and these are not the financial statements of Dominion as filed with the SEC. The purpose of submitting these XBRL-Related Documents is to test the related format and technology and, as a result, investors should not rely on the information in this Current Report on Form 8-K, including Exhibit 100, in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 100	The following materials from the Annual Report on Form 10-K of Dominion for the fiscal year ended December 31, 2007, filed on February 28, 2008 formatted in XBRL: the (i) Consolidated Statements of Income, (ii) Consolidated Balance Sheets, (iii) Consolidated Statements of Common Shareholders’ Equity and Comprehensive Income, and (iv) Consolidated Statements of Cash Flows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

/s/ Thomas P. Wohlfarth
Thomas P. Wohlfarth
Senior Vice President and Chief Accounting Officer

Date: June 5, 2008